Exhibit 4.7

EXECUTION VERSION

WALTER INVESTMENT MANAGEMENT CORP.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of October 23, 2012

to Subordinated Indenture

Dated as of January 13, 2012

4.50% Convertible Senior Subordinated Notes due 2019

i

EXHIBIT

Exhibit A	Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE dated as of October 23, 2012 (this “Supplemental Indenture”) between Walter Investment Management Corp., a Maryland corporation, as issuer (the “Issuer”, as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Subordinated Indenture dated as of January 13, 2012, between the Issuer and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuer’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuer under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 201 and 301 of the Base Indenture provide for the Issuer to issue Securities thereunder in the form and on the terms set forth in a Board Resolution, in an Officer’s Certificate pursuant to a Board Resolution or in one or more indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of a single series of Securities designated as its 4.50% Convertible Senior Subordinated Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed $290,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the benefit of each other and for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section, sub-division or paragraph, refer to such Article, Section, sub-division or paragraph in this Supplemental Indenture and (ii) otherwise refer to the Indenture as a whole and not to any particular Article, Section, subdivision or paragraph.

“Additional Interest” shall have the meaning specified in Section 5.03.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Agent” means any Security Registrar, Paying Agent, Note Custodian, Bid Solicitation Agent or Conversion Agent, in each case, if other than the Issuer.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(i). The Issuer shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Issuer or any duly authorized committee thereof.

“Business Day” means, with respect to the Notes, any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York or Minneapolis, Minnesota are authorized or obligated by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“Cash Settlement Averaging Period” with respect to any Note surrendered for conversion means:

(a) if the relevant Conversion Date occurs prior to the 35th Scheduled Trading Day immediately preceding the Maturity Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and

(b) if the relevant Conversion Date occurs during the period beginning on, and including, the 35th Scheduled Trading Day prior to the Maturity Date and ending at the close of business on the second Business Day immediately prior to the Maturity Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Maturity Date.

“Certificated Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Clause A Distribution” shall have the meaning specified in Section 8.04(c).

“Clause B Distribution” shall have the meaning specified in Section 8.04(c).

“Clause C Distribution” shall have the meaning specified in Section 8.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, and in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Common Stock” mean the common stock of the Issuer, par value $0.01 per share, at the Issue Date, subject to Section 8.07.

“Consolidation Transaction” shall have the meaning specified in Section 7.02.

“Conversion Agent” means the Trustee or any successor office or agency maintained by the Issuer in the Place of Payment where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the relevant Cash Settlement Averaging Period, 1/30th of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the VWAP of the Common Stock on such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount divided by 30.

“Daily Settlement Amount,” for each of the 30 consecutive VWAP Trading Days during the relevant Cash Settlement Averaging Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such VWAP Trading Day; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value divided by (ii) the VWAP for such VWAP Trading Day.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, with respect to each Global Note, the person specified in Section 2.04(b) as the Depositary, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Designated Senior Indebtedness” means:

(a) any indebtedness outstanding under the First Lien Credit Agreement, dated as of July 1, 2011, among the Issuer, the lenders party thereto, Credit Suisse AG and certain other parties thereto (as amended and/or supplemented from time to time); and

(b) any other Senior Indebtedness the principal amount of which is $20.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness”.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” means (a) with respect to a share split or share combination, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting such share split or share combination, (b) with respect to a Make-Whole Fundamental Change, as specified in Section 8.03(c) and (c) with respect to a Spin-Off, the date on which the Spin-Off occurs or becomes effective.

“Event of Default” shall have the meaning specified in Section 5.01.

“Expiration Date” shall have the meaning specified in Section 8.04(e).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Issuer or, if applicable, from the seller of shares of Common Stock on such Relevant Stock Exchange (in the form of due bills or otherwise) as determined by such Relevant Stock Exchange.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached to this Supplemental Indenture as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached to this Supplemental Indenture as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached to this Supplemental Indenture as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its wholly owned Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become, or the Issuer acquires knowledge based upon a public announcement by such person or group that such person or group has become, the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, binding share exchange or combination or similar transaction involving the Issuer pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities, or other property or assets; or (C) any sale, transfer, lease or conveyance of all or substantially all of the Issuer’s consolidated properties and assets, taken as a whole, to any Person other than one of the Issuer’s wholly owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction (each such holder, a “Pre-Transaction Holder”) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or the direct or indirect parent thereof immediately after such event shall not be a Fundamental Change under this clause (b), so long as the proportion of the respective ownership of each Pre-Transaction Holder remains substantially the same relative to all other Pre-Transaction Holders;

(c) the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d) the Common Stock (or other common stock issuable upon conversion or exchange of the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The New York Stock Exchange MKT, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The New York Stock Exchange MKT, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible into such consideration or the VWAP is based on such consideration, as the case may be.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(c).

“Fundamental Change Repurchase Condition” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(d)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.04(a).

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” means each May 1 and November 1 of each year, beginning on May 1, 2013.

“Issue Date” means October 23, 2012.

“Issuer” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 7, shall include its successors and assigns.

“Last Reported Sale Price” of the Common Stock on any date means:

(a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange; or

(b) if the Common Stock is not traded or quoted on any Relevant Stock Exchange on such date, the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

For the avoidance of doubt, the Last Reported Sale Price shall be determined without reference to early hours, after hours or extended market trading or any other trading outside of the regular trading session trading hours.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means:

(a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means November 1, 2019.

“Measurement Period” shall have the meaning specified in Section 8.01(b)(i).

“Nonpayment Default” shall have the meaning specified in Section 10.04(a)(ii).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” shall have the meaning set forth in the Base Indenture, except that, with respect to the Notes, (x) clauses (2) and (3) of the definition thereof in the Base Indenture shall be deemed deleted and (y) under any of the following circumstances, Notes shall be deemed to be no longer “Outstanding”:

(a) Notes, or portions thereof, that have become due, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes;

(b) Notes repurchased by the Issuer pursuant to Section 2.05 (excluding Notes repurchased pursuant to cash-settled swaps or other derivatives); and

(c) Notes surrendered for repurchase in accordance with Article 9 for which the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price, in accordance with Section 9.03(b).

“pay the Notes” shall have the meaning set forth in Section 10.04(a).

“Payment Blockage Notice” shall have the meaning set forth in Section 10.04(a)(ii).

“Payment Default” shall have the meaning set forth in Section 10.04(a)(i).

“payment in full” shall have the meaning set forth in Section 10.03.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Predecessor Note” of any particular Note means the Predecessor Security of such Note.

“Pre-Transaction Holder” shall have the meaning specified in clause (b) of the definition of Fundamental Change.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 8.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the May 1 or November 1 Interest Payment Date, respectively.

“Relevant Stock Exchange” means The New York Stock Exchange MKT or, if the Common Stock is not then listed on The New York Stock Exchange MKT, the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then traded.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed or admitted for trading on any Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

“Senior Indebtedness” means, notwithstanding anything to the contrary in the Base Indenture, the principal of (and premium, if any) and unpaid interest and all other amounts owed and obligations in respect of:

(a) indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed, for money borrowed or owed; and

(b) renewals, extensions, modifications and refundings of any such indebtedness,

except for (i) trade payables, (ii) indebtedness incurred in violation of the Indenture, (iii) the Notes and (iv) any indebtedness or other obligation that by its terms is equal with or subordinate in right of payment to the Notes.

“Settlement Amount” has the meaning specified in Section 8.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Share Exchange Event” shall have the meaning specified in Section 8.07(a).

“Significant Subsidiary” means, as of any date of determination, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” of such Person as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the Issue Date.

“Specified Dollar Amount” means the maximum dollar amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Issuer’s chosen Settlement Method or deemed to be specified pursuant to Section 8.02(a).

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” shall have the meaning specified in Section 8.03(c).

“Successor” shall have the meaning specified in Section 7.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means a day on which:

(a) trading in the Common Stock generally occurs on the Relevant Stock Exchange; and

(b) a Last Reported Sale Price for the Common Stock is available on the Relevant Stock Exchange;

provided that if the Common Stock is not listed or traded on any U.S. securities exchange or other market, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects for such purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Conversion Rate on such date.

“Trading Price Condition” shall have the meaning specified in Section 8.01(b)(i).

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Valuation Period” shall have the meaning specified in Section 8.04(c).

“VWAP” means, for each of the 30 consecutive VWAP Trading Days during the applicable Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WAC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, if practicable, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). For the avoidance of doubt, the “VWAP” shall be determined without regard to early hours, after hours or extended market trading or any other trading outside of the regular trading session trading hours.

“VWAP Trading Day” means a day on which:

(a) there is no Market Disruption Event; and

(b) trading in the Common Stock generally occurs on the Relevant Stock Exchange;

provided that if the Common Stock is not listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a Business Day.

Section 1.02. References to Interest. Unless otherwise explicitly stated, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture. Terms used but not defined in the Base Indenture shall have the meanings given in this Supplemental Indenture.

Section 2.02. Designation and Amount; Payment of Interest; Denomination.

(a) The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “4.50% Convertible Senior Subordinated Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $290,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 304, Section 305, Section 306 and Section 906 of the Base Indenture and Section 8.02(d) and Section 9.03(c) of this Supplemental Indenture.

(b) The Issuer shall pay interest on Global Notes to the Depositary in immediately available funds. The Issuer shall pay interest on any Certificated Notes to Holders (A) of an aggregate principal amount of $2.0 million or less, by check mailed to the Holders of such Notes at their addresses as such addresses appear in the Security Register and (B) of an aggregate principal amount of more than $2.0 million, either by check mailed to the Holders of such Notes or, at the election of the Holder and the Holder’s providing the Issuer with wire transfer instructions at least 10 Business Days prior to the relevant Interest Payment Date, by wire transfer in immediately available funds (which election shall remain in effect until the Holder notifies, in writing, the Issuer to the contrary).

(c) The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

Section 2.03. Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A of the Supplemental Indenture, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be reflected on the books and records of the Depositary and the Trustee, in accordance with the Indenture, and shall initially provide that it shall represent the aggregate principal amount of Outstanding Notes specified thereon, subject to increase or decrease from time to time in accordance with Section 2.04(e). Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the Settlement Amount due upon conversion of, the Global Note shall be made to the Depositary, as the Holder of such Note (or, in the case of the Settlement Amount due upon conversion, such Holder or its designee, as the case may be) on the date of payment, unless a record date or other means of determining Holders of the Notes eligible to receive payment is provided for herein.

Section 2.04. Depositary.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to Section 305 of the Base Indenture, all Notes shall be represented by one or more Global Securities to which the provisions of Section 202 of the Base Indenture apply (each, a “Global Note”), registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture and the Applicable Procedures.

(b) The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(c) The last paragraph in Section 305 of the Base Indenture shall be amended by (x) replacing the reference to “90 days” in sub-clause (2)(A) thereof with a reference to “60 days” and (y) deleting sub-clause (2)(C) in the last paragraph thereof.

(d) Notwithstanding anything to the contrary in the Indenture or the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Certificated Note in accordance with Section 305 of the Base Indenture.

(e) At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with the Applicable Procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and such reduction or increase shall be duly reflected on the books and records of the Trustee and the Depositary.

Section 2.05. Repurchases. The Issuer may, from time to time, at any time, directly or indirectly, repurchase Notes in open market purchases, or by tender offer at any price or in privately negotiated transactions without prior notice to Holders.

Section 2.06. Cancellation of Repurchased Notes. The Issuer shall cause all Notes repurchased pursuant to Section 2.05 (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives) to be delivered to the Trustee for cancellation pursuant to Section 309 of the Base Indenture, and such Notes shall be cancelled promptly by the Trustee.

Section 2.07. Additional Notes. The Issuer may, without notice to or the consent of the Holders of the Notes, issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. The Notes initially issued hereunder and any such additional Notes shall be treated as a single class for all purposes of the Indenture, including waivers, amendments and offers to purchase. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 102 of the Base Indenture, as the Trustee shall reasonably request.

Section 2.08. Transfer and Exchange. The Notes may be transferred or exchanged for other Notes as provided in Section 305 of the Base Indenture; provided that neither the Issuer nor the Trustee shall be required to transfer or exchange any Note that has been (x) surrendered for conversion pursuant to Section 8.01 or (y) surrendered for repurchase pursuant to Section 9.01.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Inapplicability of Article IV of the Base Indenture. Article IV of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in its entirety Article IV of the Base Indenture and all references in the Base Indenture to Article IV thereof and satisfaction and discharge provisions therein, as the case may be, shall instead, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02. Satisfaction and Discharge. This Supplemental Indenture shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when:

(x) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture) have been delivered to the Trustee for cancellation; or the Issuer has deposited with the Trustee or delivered to Holders of the Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date, at any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy the Issuer’s Conversion Obligation, cash, shares of Common Stock or a combination thereof, as applicable, sufficient to pay all such Notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Supplemental Indenture by the Issuer; and

(y) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Issuer to the Trustee under Section 606 of the Base Indenture shall survive. Any money deposited with the Trustee pursuant to this Section 3.02 shall be held by the Trustee in a non-interest bearing account in trust for the applicable Holders.

The third paragraph of Section 306 of the Base Indenture shall be deemed amended, with respect to the Notes, by deleting the words “or is about to become” immediately prior to the words “due and payable”.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01. Maintenance of Office or Agency.

(a) The Issuer shall maintain an at all times an office or agency in New York, New York or Minneapolis, Minnesota to serve as Paying Agent, Security Registrar and Conversion

Agent for the Notes, and such office or agency shall be the “Place of Payment” for the Notes. Promptly following any change to the Place of Payment for the Notes, the Issuer shall send notice of the new Place of Payment to each Holder and the Trustee.

(b) The Issuer hereby initially designates the Trustee as the Paying Agent, Registrar, Note Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Place of Payment each shall be considered as one office or agency of the Issuer where the Notes may be presented or surrendered for payment or surrendered for transfer, exchange or conversion and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served.

Section 4.02. Reports. Any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Issuer with the Trustee within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system (or such successor thereto). The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto). Delivery of the reports and documents described in this Section 4.02 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.03. Anti-Layering. The Issuer shall not incur any indebtedness that is subordinate in right of payment to Senior Indebtedness unless such indebtedness is by its terms equal with or subordinate in right of payment to the Notes. This Section 4.03 shall not apply to distinctions between categories of indebtedness that exist by reason of any liens or guarantees securing or in favor of some but not all of such indebtedness.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. In lieu of the Events of Default set forth in Section 501 of the Base Indenture, each of the following is an “Event of Default” with respect to the Notes:

(a) default in the payment of interest on any Note, and the default continues for a period of 30 calendar days, whether or not prohibited by the subordination provisions in Article 10;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions in Article 10;

(c) failure by the Issuer to pay the Fundamental Change Repurchase Price on any Fundamental Change Repurchase Date, if the Fundamental Change Repurchase Condition has been satisfied as of such date, whether or not such payment is prohibited by the subordination provisions in Article 10;

(d) failure by the Issuer to satisfy the Fundamental Change Repurchase Condition prior to any Fundamental Change Repurchase Date, pursuant to Section 9.01(b)(B);

(e) failure by the Issuer to provide a Fundamental Change Company Notice in accordance with Section 9.01(c) or notice of any corporate event specified in Section 8.01(b)(ii) or Section 8.01(b)(iii) as required by such Section, in each case when due;

(f) failure by the Issuer to comply with its obligations under Article 7;

(g) failure by the Issuer to comply with its obligation to convert the Notes into cash, Common Stock or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right in accordance with Article 8, whether or not any such cash payment due upon conversion is prohibited by the subordination provisions in Article 10, and such failure continues for five Business Days;

(h) default in the performance, or breach, of any other covenant or agreement of the Issuer in the Indenture or the Notes, which continues for a period of 60 calendar days after written notice to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(i) default by the Issuer or any of its Subsidiaries (other than securitization subsidiaries) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Subsidiary, whether such indebtedness exists on the Issue Date or shall thereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of, or interest on, any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case of clauses (i) and (i), where such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 calendar days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Notes;

(j) a final judgment for the payment of $50.0 million (or its foreign currency equivalent) or more rendered against the Issuer or any of its Subsidiaries (other than securitization subsidiaries) if such amount is not covered by insurance or an indemnity and is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(k) the Issuer or any of the Issuer’s Significant Subsidiaries, as the case may be, pursuant to or within the meaning of the Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the Issuer’s property or the property of any of the Issuer’s Significant Subsidiaries;

(iv) makes a general assignment for the benefit of the Issuer’s creditors or the creditors of any of the Issuer’s Significant Subsidiaries;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(vii) takes any comparable action under any foreign laws relating to insolvency; or

(l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any of the Issuer’s Significant Subsidiaries in an involuntary case, or adjudicates the Issuer or any of its Significant Subsidiaries insolvent or bankrupt;

(ii) appoints a Custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of the Issuer or the property of any of the Issuer’s Significant Subsidiaries; or

(iii) orders the winding-up or liquidation of the Issuer or any of its Significant Subsidiaries (or any similar relief is granted under any foreign laws),

and the order or decree remains unstayed and in effect for 90 calendar days.

For the avoidance of doubt, the last paragraph of Section 501 of the Base Indenture shall not apply with respect to the Notes.

Section 5.02. Acceleration of Maturity. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 5.01(k) or Section 5.01(l) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on the Notes to be due and payable. Upon such declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(k) or Section 5.01(l) with respect to the Issuer occurs, the principal of and accrued and unpaid interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. This Section 5.02 supersedes in its entirety the first paragraph of Section 502 of the Base Indenture, and any reference therein to such paragraph shall instead be deemed to refer to this Section 5.02.

Section 5.03. Additional Interest. Notwithstanding Section 5.02, if the Issuer so elects, the sole remedy during the period specified below for an Event of Default relating to (i) the failure by the Issuer to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Issuer to comply with its obligations under Section 4.02, shall for the first 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to (x) 0.25% of the Outstanding principal amount of the Notes from the first date of the occurrence of such Event of Default to, but not including, the 90th calendar day thereafter (or such earlier date on which such Event of Default shall have been cured or waived) and (y) 0.50% of the Outstanding principal amount of the Notes from the 91st calendar day following such occurrence to the 180th calendar day after the first date of the occurrence of such Event of Default (or such earlier date on which such Event of Default shall have been cured or waived). In the event the Issuer does not elect to pay the Additional Interest upon an Event of Default described in clause (i) or (ii) above in accordance with this Section 5.03, the Notes shall be subject to acceleration as provided in Section 5.02.

On the 181st day following the occurrence of an Event of Default described in clause (i) or (ii) of this Section 5.03 (if the Issuer elects to pay Additional Interest under this Section 5.03, and such Event of Default is not cured or waived prior to such 181st day), such Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 5.02. The provisions set forth in this Section 5.03 shall not affect Holders of Notes in the event of the occurrence of any other Event of Default.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of an Event of Default described in clause (i) or (ii) of this Section 5.03, in accordance with this Section 5.03, the Issuer must notify the Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Issuer’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 5.02. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that no such Additional Interest is payable.

Any Additional Interest payable under this Section 5.03 shall be payable in arrears on the same dates and in the same manner as regular interest on the Notes.

Section 5.04. Payments of Notes on Default. Payments of the Fundamental Change Repurchase Price, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date.

Section 5.05. Waiver. Notwithstanding anything to the contrary herein, no waiver by a majority of Holders of the Notes pursuant to Section 512 of the Base Indenture may extend to any Default:

(a) in the payment of principal of, or interest on, any Note or, if the Fundamental Change Repurchase Condition has been satisfied, in the payment of the Fundamental Change Repurchase Price;

(b) of the type set forth in Section 5.01(d);

(c) arising from the failure of the Issuer to pay or deliver the Settlement Amount due upon conversion in accordance with Article 8; or

(d) in respect of any covenant or provision under the Indenture that under Section 6.02 of this Supplemental Indenture or Article IX of the Base Indenture cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

Section 5.06. Unconditional Right of Holders. Notwithstanding anything to the contrary herein, the Holder of any Note shall have the right, in addition to the absolute and unconditional rights provided in Section 508 of the Base Indenture, which right is absolute and unconditional (i) to receive payment of the Fundamental Change Repurchase Price on any Fundamental Change Repurchase Date, if the Fundamental Change Repurchase Condition has been satisfied as of such date, and to institute suit for the enforcement of such payment, if applicable, (ii) to enforce the obligation of the Issuer in Section 9.01(b)(B) to cause the Fundamental Change Repurchase Condition to have been satisfied prior to any Fundamental Change Repurchase Date, and (iii) to receive payment or delivery of the Settlement Amount due upon conversion and to institute suit for the enforcement of such payment or delivery, as the case may be, and each such right shall not be impaired without the consent of such Holder. Any reference in the Base Indenture to Section 508 thereof shall be deemed to also refer to this Section 5.06.

Section 5.07. Limitation on Suits. The limitation set forth in Section 507 of the Base Indenture on the ability of Holders of Notes to pursue remedies under the Indenture shall not apply to any exercise of remedies to enforce the right to receive payment of principal (including the Fundamental Change Repurchase Price, if applicable), or interest when due or to enforce the right to receive payment or delivery of the Settlement Amount due upon conversion or with respect to any Default of the type set forth in Section 5.01(d).

Section 5.08. Notice of Defaults. The Issuer shall deliver to the Trustee, within 30 calendar days after the occurrence thereof, an Officer’s Certificate containing notice of any events that would constitute Defaults, the status thereof and what action the Issuer is taking or proposes to take in respect thereof. If a Default or an Event of Default occurs with respect to the Notes and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default within 90 calendar days after it is known to the Trustee or notice thereof is received by the Trustee. Except in the case of a Default in payment of principal (including, if applicable, the Fundamental Change Repurchase Price) of or interest on any Note, a Default in the payment or delivery of the Settlement Amount due upon conversion or a Default of the type set forth in Section 5.01(d), the Trustee may withhold the notice if and so long as a committee of Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. This Section 5.08 shall supersede Section 602 of the Base Indenture in its entirety, and any reference in the Base Indenture to Section 602 shall instead be deemed to refer to this Section 5.08. Any notice required to be delivered by the Issuer to the Trustee hereunder (including, without limitation, pursuant to Section 1004 of the Base Indenture or this Section 5.08) shall be delivered to the Trustee, at its Corporate Trust Office, in accordance with Section 105 of the Base Indenture, and shall make express reference to the Issuer, the Indenture and the Notes.

Section 5.09. Application of Money Collected. Section 506 of the Base Indenture is hereby deemed amended with respect to the Notes by inserting the words “, the Fundamental Change Repurchase Price (if applicable) of, or the payment of any portion of the Settlement Amount payable in cash upon conversion of,” immediately following the words “interest on” in the “THIRD” clause therein.

Section 5.10. References to Article V. Any reference in the Base Indenture to Article V thereof, shall be deemed to also refer to this Article 5, and any reference in the Base Indenture to any provision in Article V thereof shall be deemed to include or be replaced by a reference to any corresponding provision in this Article 5, as appropriate.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders. Subject to Section 6.02 hereof and Section 902 of the Base Indenture, the Issuer and the Trustee, at any time and from time to time, may, without notice to or the consent of any Holder, enter into one or more indentures supplemental hereto:

(a) for any of the purposes set forth in Section 901 of the Base Indenture, except that the words “in any material respect” at the end of clause (15) thereof shall be deemed to have been deleted with respect to the Notes; or

(b) upon the occurrence of a Share Exchange Event, solely (x) to provide that the Notes are convertible into Reference Property, subject to Section 8.02, and (y) to effect the related changes to the terms of the Notes, in each case, in accordance with Section 8.07.

Section 6.02. Supplemental Indentures With Consent of Holders. The Indenture may be modified as set forth in Section 902 of the Base Indenture; provided that, in addition to the limitations set forth in Section 902 of the Base Indenture, no such supplemental indenture shall, without the written consent of each Holder of an Outstanding Note affected thereby:

(a) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Issuer’s obligation to make such payment or the Issuer’s obligation to satisfy the Fundamental Change Repurchase Condition prior to any Fundamental Change Repurchase Date pursuant to Section 9.01(b)(B), whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(b) change the ranking of the Notes in any manner adverse to the Holders or make any change to the subordination provisions in Article 10 if such change would adversely affect the rights of Holders; or

(c) modify the provisions set forth in this Section 6.02, except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent the Holder of each Outstanding Note affected thereby.

The parenthetical stating “(except as permitted by Section 901)” in clause (10) of Section 902 of the Base Indenture shall be deleted with respect to the Notes.

Section 6.03. Miscellaneous. For the avoidance of doubt, Sections 903, 904, 905 and 906 of the Base Indenture shall apply to any supplemental indenture entered into pursuant to this Article 6 as if it had been entered into pursuant to Article IX of the Base Indenture.

ARTICLE 7

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01. Inapplicability of Article VIII of the Base Indenture. Article VIII of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article VIII of the Base Indenture, and all references in the Base Indenture to Article VIII thereof shall instead, with respect to the Notes, be deemed to be references to this Article 7.

Section 7.02. Issuer May Consolidate, etc. on Certain Terms. The Issuer may consolidate with or merge with or into any other Person, and may sell, transfer, lease or convey all or substantially all of its consolidated properties and assets, taken as a whole, to another Person (any such transaction, a “Consolidation Transaction”); provided that the following conditions are satisfied:

(a) the Issuer is the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Issuer) shall expressly assume, by supplemental indenture, all of the obligations of the Issuer under the Notes and the Indenture and provide for the right to convert the Notes in accordance with the terms of the Notes and the Indenture;

(b) immediately after giving effect to the Consolidation Transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Trustee receives from the Issuer an Officer’s Certificate and an Opinion of Counsel, each stating that the Consolidation Transaction and such supplemental indenture, if any, complies with the Indenture.

For purposes of this Section 7.02, the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another

Person, which assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Issuer, taken as a whole, shall be deemed to be the sale, transfer, lease or conveyance of all or substantially all of the consolidated properties and assets of the Issuer, taken as whole, to another Person.

Section 7.03. Successor to be Substituted. Upon any Consolidation Transaction, the Successor (if not the Issuer) shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such Successor had been an original party hereto; and thereafter the Issuer shall be discharged from its obligations under the Notes and the Indenture, except in the case of a lease.

In case of any Consolidation Transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 8

CONVERSION OF NOTES

Section 8.01. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 8, each Holder of the Notes shall have the right, at such Holder’s option, to irrevocably convert all or any portion (provided that the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of such Note (i) at any time prior to the close of business on the Business Day immediately preceding May 1, 2019, subject to satisfaction of the conditions described in Section 8.01(b), under the circumstances and during the periods set forth in Section 8.01(b), and (ii) on or after May 1, 2019 until the close of business on the second Business Day immediately preceding the Maturity Date, at any time, in the case of either clause (i) or (ii), at an initial conversion rate of 17.0068 shares of Common Stock (subject to adjustment as provided in Section 8.03 and Section 8.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding May 1, 2019, a Holder of Notes may surrender all or a portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of the Notes in accordance with this subsection (b)(i) and the definition of “Trading Price” in Section 1.01, for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”).

(A) The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price of the Notes unless the Issuer has requested such determination, and the Issuer shall have no obligation to make such request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price) unless a Holder of a Note requests such determination in writing and provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, at which time the Issuer shall instruct the Bid Solicitation Agent to (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall) determine the Trading Price of the Notes pursuant to this subsection (b)(i) and the definition of “Trading Price” beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

(B) If the Issuer does not so instruct the Bid Solicitation Agent, or the Bid Solicitation Agent fails, to (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer does not) obtain bids when required, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(C) If the Trading Price Condition has been met on any Trading Day, the Issuer shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing on such Trading Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Issuer shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(ii) Prior to the close of business on the Business Day immediately preceding May 1, 2019, if the Issuer elects to:

(A) issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Issuer’s assets, debt securities or rights to purchase securities of the Issuer, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution;

then, in either case, the Issuer shall notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time until the earlier of (x) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Issuer’s announcement that such issuance or distribution will not take place. A Holder may not convert its Notes based on this subsection (b)(ii) if Holders of Notes participate, at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described above without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) Prior to the close of business on the Business Day immediately preceding May 1, 2019, if:

(A) a transaction or event that constitutes a Fundamental Change occurs (or, if applicable, is anticipated to occur);

(B) a Make-Whole Fundamental Change occurs (or, if applicable, is anticipated to occur); or

(C) the Issuer is a party to a consolidation, merger, binding share exchange or combination or similar transaction, or a sale, transfer, lease or conveyance of all or substantially all of its consolidated properties and assets, taken as a whole, to any Person other than one of the Issuer’s wholly-owned Subsidiaries, in each case, pursuant to which the Common Stock would be converted into, or exchanged for, cash, securities or other assets, and which transaction does not constitute a Fundamental Change;

a Holder may surrender all or a portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion at any time from or after the date that is 40 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Issuer gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date).

The Issuer shall notify Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following the date the Issuer publicly announces such transaction but in no event less than 40 Scheduled Trading Days prior to the anticipated effective date of such transaction; provided that if the Issuer does not have knowledge of such transaction at least 40 Scheduled Trading Days prior to the anticipated effective date of such transaction, the Issuer shall deliver such notice within five Business Days of the earlier of (x) the date upon which the Issuer receives notice, or otherwise becomes aware, of such transaction and (y) the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding May 1, 2019, a Holder may surrender all or a portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion during any calendar quarter commencing after December 31, 2012 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the Conversion Price on each applicable Trading Day.

Section 8.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 8.02 and Section 8.03(b) and Section 8.07(a), upon conversion of any Note, the Issuer shall, at its election, pay or deliver, as the case may be, to the converting Holder of the Notes, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 8.02.

(i) All conversions occurring on or after the 35th Scheduled Trading Day immediately preceding the Maturity Date shall be settled using the same Settlement Method. If the Issuer has not delivered a notice of its election of a Settlement Method prior to the 35th Scheduled Trading Day immediately preceding the Maturity Date in respect of conversions occurring on or after the 35th Scheduled Trading Day prior to the Maturity Date, the Issuer shall be deemed to have elected Combination Settlement and the Specified Dollar Amount shall be equal to $1,000.

(ii) Prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Issuer shall use the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date, the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If the Issuer elects a Settlement Method, the Issuer shall deliver notice to converting Holders and the Trustee of such Settlement Method the Issuer has selected no later than the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after the 35th Scheduled Trading Day prior to the Maturity Date, the Issuer shall deliver notice of such Settlement Method to all Holders and the Trustee no later than the 35th Scheduled Trading Day prior to the Maturity Date). If the Issuer does not timely elect a Settlement Method in respect of a particular Conversion Date, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement for that date and the Issuer shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000. If the Issuer has timely elected Combination Settlement in respect of any conversion, but fails to notify converting Holders of the Specified Dollar Amount, the Issuer shall be deemed to have elected that the Specified Dollar Amount be $1,000.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Issuer as follows:

(A) if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (a) the aggregate principal amount of Notes to be converted, divided by $1,000, and (b) the Conversion Rate on the Conversion Date;

(B) if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive VWAP Trading Days during the relevant Cash Settlement Averaging Period; and

(C) if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay and deliver, if applicable, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the relevant Cash Settlement Averaging Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall:

(i) in the case of a Global Note, (1) comply with the Applicable Procedures; (2) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(g); and (3) if required, pay all documentary, stamp or similar issue or transfer tax as set forth in Section 8.02(d) and Section 8.02(e); and

(ii) in the case of a Certificated Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the

Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered; (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent; (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(g); (4) if required, furnish appropriate endorsements and transfer documents; and (5) if required, pay all documentary, stamp or similar issue or transfer tax as set forth in Section 8.02(d) and Section 8.02(e).

The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 8 on the Conversion Date for such conversion. No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder of the Notes, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder of the Notes has complied with the requirements set forth in subsection (b) above. The Issuer shall pay or deliver, as the case may be, the Settlement Amount due (including, if applicable, any cash in lieu of fractional shares) in respect of the Conversion Obligation no later than (i) the third Business Day immediately following the relevant Conversion Date if the Issuer elects Physical Settlement, or (ii) the third Business Day immediately following the last VWAP Trading Day of the relevant Cash Settlement Averaging Period, if the Issuer elects Cash Settlement or if the Issuer elects or is deemed to elect Combination Settlement (subject to the provisions of Section 8.03(b) and Section 8.07(a)). If any shares of Common Stock are due to converting Holders of the Notes, the Issuer shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates (in the case of converted Certificated Notes) or a book-entry transfer through the Depositary (in the case of converted Global Notes) for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d) In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder of the Notes but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder of the Notes submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Upon conversion of a Note, the converting Holder shall not receive any additional cash payment or additional shares of Common Stock representing accrued and unpaid interest, if any, except as set forth below. The Issuer’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall be entitled to receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date (whether or not the Holder was a Holder of record on the Regular Record Date) must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (1) if the Notes are surrendered for conversion after the close of business on October 15, 2019 and before the close of business on the second Business Day immediately preceding the Maturity Date; (2) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(h) The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Issuer elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Cash Settlement Averaging Period if the Issuer elects or is deemed to elect Combination Settlement. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with (g).

(i) The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion in an amount based on (i) the Last Reported Sale Price of the Common Stock on the relevant Conversion Date if the Issuer elects Physical Settlement or (ii) the VWAP of the Common Stock on the last VWAP Trading Day of the relevant Cash Settlement Averaging Period if the Issuer elects or is deemed to elect Combination Settlement; provided that, in either case, the Issuer may elect in its sole discretion to instead round the number of shares issuable to any Holder upon conversion up to the nearest whole number of shares. For each Note surrendered for conversion, if the Issuer has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Cash Settlement Averaging Period and, if applicable, any fractional shares remaining after such computation shall be paid in cash. In order to elect to round the number of shares issuable upon conversion up to the nearest whole number in accordance with the proviso in the second preceding sentence, the Issuer must notify the applicable Holders of such election (x) in the notice that the Issuer delivers of the applicable Settlement Method or (y) if the Issuer does not elect a Settlement Method, by the applicable deadline for delivery of any such notice.

(j) To the extent that any cash, shares of Common Stock, or combination of cash and shares of Common Stock received by a Holder upon the conversion of Notes is subject to U.S. federal withholding tax, the Issuer may recoup or set-off such tax against any amounts owed to such Holder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such Common Stock.

Section 8.03. Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.

(a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder of the Notes elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion, in accordance with the Applicable Procedures) is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 8.02; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount due upon conversion shall be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by the Stock Price for such Make-Whole Fundamental Change. In such event, the Conversion Obligation shall be determined as of the Conversion Date and paid to converting Holders of the Notes in cash on the third Business Day following the Conversion Date. The Issuer shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 8.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table in Section 8.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table in Section 8.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

(e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to this Section 8.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$42.00	$45.00	$50.00	$55.00	$60.00	$75.00	$100.00	$125.00	$150.00	$200.00	$250.00	$300.00	$350.00	$400.00
October 23, 2012	6.8027	6.1089	5.1854	4.4752	3.9158	2.7939	1.8207	1.3029	0.9827	0.6090	0.4014	0.2735	0.1903	0.1346
November 1, 2013	6.8027	6.0037	5.0393	4.3063	3.7360	2.6166	1.6807	1.1980	0.9039	0.5627	0.3728	0.2551	0.1781	0.1265
November 1, 2014	6.8027	5.8776	4.8603	4.0979	3.5133	2.3970	1.5090	1.0703	0.8085	0.5069	0.3382	0.2329	0.1636	0.1168
November 1, 2015	6.8027	5.7163	4.6316	3.8320	3.2300	2.1217	1.2981	0.9161	0.6941	0.4400	0.2968	0.2063	0.1462	0.1053
November 1, 2016	6.8027	5.5090	4.3348	3.4866	2.8633	1.7728	1.0423	0.7332	0.5596	0.3612	0.2476	0.1748	0.1257	0.0920
November 1, 2017	6.8027	5.2547	3.9486	3.0295	2.3778	1.3264	0.7365	0.5219	0.4050	0.2690	0.1892	0.1371	0.1012	0.0763
November 1, 2018	6.8027	5.2154	3.4415	2.3891	1.6889	0.7389	0.3875	0.2885	0.2315	0.1615	0.1195	0.0916	0.0720	0.0580
November 1, 2019	6.8027	5.2154	2.9932	1.1750	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) if the Stock Price is greater than $400.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 8.03(d) above), the Conversion Rate shall not be increased; and

(iii) if the Stock Price is less than $42.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 8.03(d) above), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 23.8095 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04.

(f) Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04 in respect of a Make-Whole Fundamental Change.

Section 8.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 8.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder of the Notes.

(a) If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on its shares of Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or immediately after the open of business on such Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such Effective Date; and

OS1	=	the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Issuer issues to all or substantially all holders of its shares of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, subject to Section 8.11, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex - Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 8.04(b) and Section 8.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities (any such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Issuer, the “Distributed Property”), to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b);

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 8.04(d);

(iii) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply; and

(iv) any cash, securities or other property that is distributed in, and will constitute Reference Property as a result of, a Share Exchange Event pursuant to Section 8.07,

then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 8.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 8.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as set forth in Section 1.01 as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period beginning on, and including, the Effective Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 8.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Effective Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate. If the Effective Date for the Spin-Off is less than 10 Trading Days prior to the first VWAP Trading Day of the Cash Settlement Averaging Period, or if such Effective Date is after the beginning of the Cash Settlement Averaging Period but is less than 10 Trading Days prior to the last VWAP Trading Day of such Cash Settlement Averaging Period, in respect of any conversion, references in the portion of this Section 8.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Effective Date for the Spin-Off to, and including, (x) the Trading Day immediately prior to the first VWAP Trading Day of such Cash Settlement Averaging Period or (y) the last VWAP Trading Day of such Cash Settlement Averaging Period, as the case may be.

For purposes of this Section 8.04(c) (and subject in all respects to Section 8.11), rights, options or warrants distributed by the Issuer to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c). If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04(c) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof,

the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8.04(a), Section 8.04(b) and this Section 8.04(c), if any dividend or distribution to which this Section 8.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 8.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 8.04(b) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8.04(c) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that, if determined by the Issuer, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 8.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 8.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the shares of Common Stock (other than any distribution of cash in a Share Exchange Event, as long as such cash will constitute Reference Property as a result of such Share Exchange Event pursuant to Section 8.07), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount of cash per share of Common Stock the Issuer distributes to all or substantially all holders of Common Stock.

Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 8.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect at the open of business on the

Trading Day next succeeding the Expiration Date; provided that for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date for any tender or exchange offer, references in this Section 8.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the Expiration Date is less than 10 Trading Days prior to the first VWAP Trading Day of the Cash Settlement Averaging Period, or if such Trading Day immediately following the Expiration Date is after the beginning of the Cash Settlement Averaging Period but is less than 10 Trading Days prior to the last VWAP Trading Day of such Cash Settlement Averaging Period, in respect of any conversion, references in this Section 8.04(e) to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, (x) the Trading Day immediately prior to the first VWAP Trading Day of such Cash Settlement Averaging Period or (y) the last VWAP Trading Day of such Cash Settlement Averaging Period, as the case may be. For the avoidance of doubt, no adjustment under this Section 8.04(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f) Notwithstanding anything to the contrary in this Section 8.04, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 8.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 8.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of a number of shares of Common Stock based on an unadjusted Conversion Rate and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) [Reserved]

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by law and the rules of The New York Stock Exchange MKT or any other securities exchange on which any of the Issuer’s securities are then listed, (i) the Issuer may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest, which determination shall be conclusive, and (ii) the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Issuer shall mail to the Holder of each Note at its last address appearing on the Security Register and shall post on its website a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, for the avoidance of doubt, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) stock repurchases that are not tender offers referred to in Section 8.04(e), including structured or derivative transactions, pursuant to a stock repurchase program approved by the Board of Directors;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the Issue Date;

(v) for a change solely in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 8 shall be made by the Issuer and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes at its last address appearing on the Security Register and shall post such notice on its website. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) To the extent required by law, any tax liability of a Holder resulting from an adjustment or the nonoccurrence of an adjustment to the Conversion Rate under the Indenture may be set off against any payments (whether in cash or shares of Common Stock) made to such Holder.

Section 8.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Issuer to calculate the Last Reported Sale Prices, the VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including a Cash Settlement Averaging Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 8.06. Shares to be Fully Paid. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares that are not reserved for other purposes or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder of the Notes and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 8.07. Effect of Recapitalizations, Reclassifications and Changes of the Shares of Common Stock.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination or similar transaction involving the Issuer;

(iii) any sale, transfer, lease or conveyance of all or substantially all of the consolidated properties and assets of the Issuer, taken as a whole; or

(iv) any statutory share exchange;

in each case, as a result of which the shares of Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, the “Reference Property”, with each “unit of Reference

Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have received in the Share Exchange Event), then the Issuer or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes into, or based on the VWAP of, Common Stock shall be changed into a right to convert such principal amount of Notes into, or, if applicable, based on the VWAP of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event:

(A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 8.02; and

(B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 8.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the kind and amount of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the VWAP shall be calculated based on the value of a unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (x) the Settlement Amount due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (y) the Issuer shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the third Business Day following the Conversion Date.

Any supplemental indenture to be entered into pursuant to this Section 8.07(a) shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, other securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other company shall also execute such supplemental indenture and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Issuer to repurchase their Notes, subject to the Fundamental Change Repurchase Condition, as set forth in Article 9, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property issuable upon conversion or used to calculate the VWAP, as the case may be, shall be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or, if no holders of the shares of Common Stock affirmatively make such an election, the kinds and amounts of consideration actually received by the holders of Common Stock), and (ii) a “unit of Reference Property” for purposes of this Section 8.07 shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(b) In the event the Issuer shall execute a supplemental indenture pursuant to Section 8.07(a), the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of stock, other securities or other property or assets (including cash or any combination thereof) that will comprise the Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders of the Notes and shall post such notice on its website. The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of the Notes, at its address appearing on the Security Register, and to post such notice on the Issuer’s website, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Issuer shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect the right of a Holder of the Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 8.08. Certain Covenants.

(a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Issuer shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes.

(c) The Issuer further covenants that if at any time the shares of Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the shares of Common Stock shall be so listed on such exchange or automated quotation system, any share of Common Stock issuable upon conversion of the Notes.

Section 8.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of the Notes to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VI of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 8.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 8.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 8.01(b).

Section 8.10. Notice to Holders of the Notes Prior to Certain Actions. In case of any:

(a) action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 8.04 or Section 8.11;

(b) Share Exchange Event or Consolidation Transaction; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture, excluding for the avoidance of doubt Section 8.04(k)), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee), to be mailed to each Holder of the Notes at its address appearing on the Security Register and to post on its website, as promptly as possible and at least 20 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up.

Section 8.11. Shareholder Rights Plans. To the extent that the Issuer has a shareholder rights plan in effect upon conversion of the Notes and the Issuer elects Physical Settlement or the Issuer elects or is deemed to elect Combination Settlement, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If, however, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all holders of shares of Common Stock Distributed Property, pursuant to Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01. Repurchase at Option of Holders of the Notes Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of the Notes shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice, as long as the Fundamental Change Repurchase Condition has been satisfied as of such Fundamental Change Repurchase Date, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Issuer shall instead pay the full amount of accrued and unpaid interest, if any, to the Holder of record on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 9. If any Fundamental Change Repurchase Date falls on a date that is not a Business Day, payment of the Fundamental Change Repurchase Price shall be made on the next succeeding Business Day and no interest or other amount shall be paid as a result of any such postponement.

(b)(A) As a condition to paying the Fundamental Change Repurchase Price upon the occurrence of a Fundamental Change (the “Fundamental Change Repurchase Condition”):

(i) the required lenders under any credit facility of the Issuer that may be violated by such payment shall have (x) consented to such payment being made and (y) waived any event of default thereunder caused by the applicable Fundamental Change;

(ii) the Issuer shall have repaid all outstanding indebtedness under any such credit facility; or

(iii) the Issuer shall have offered to repay all such indebtedness and made payment to the holders of such indebtedness that accepted such offer and obtained (x) consent for the payment of the Fundamental Change Repurchase Price and (y) a waiver of any event of default arising under the relevant credit facility caused by the applicable Fundamental Change, in each case, from the required percentage of remaining lenders.

(B) The Issuer hereby agrees to obtain the required consents and waivers from the lenders under any such credit facility referred to in sub-clause (A) and make any repayments of indebtedness thereunder as necessary to ensure that the Fundamental Change Repurchase Condition has been satisfied prior to any Fundamental Change Repurchase Date.

(c) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of the Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders of the Notes arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder of the Notes may exercise the repurchase right pursuant to this Article 9;

(iv) the Fundamental Change Repurchase Price;

(v) whether the Fundamental Change Repurchase Condition has been satisfied and, if not, any actions that the Issuer is taking or intends to take to ensure that such condition is satisfied prior to the Fundamental Change Repurchase Date;

(vi) the Fundamental Change Repurchase Date;

(vii) if the Fundamental Change also constitutes a Make-Whole Fundamental Change;

(viii) the Conversion Rate and any adjustments to the Conversion Rate;

(ix) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder of the Notes may be converted only if such Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(x) if applicable, the name and address of the Paying Agent and the Conversion Agent; and

(xi) the procedures that Holders of the Notes must follow to require the Issuer to repurchase their Notes.

At the Issuer’s request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Issuer.

Such notice shall be by first class mail to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder of the Notes at its address shown in the Security Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures. Simultaneously with providing such notice, the Issuer shall publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time. If the Fundamental Change Repurchase Condition has not been satisfied prior to the Issuer’s delivery of the Fundamental Change Company Notice and is thereafter satisfied on or prior to the Fundamental Change Repurchase Date, the Issuer shall so notify Holders and publish a notice thereof on its website or through such other public medium as it may use at that time, within one Business Day of such Fundamental Change Repurchase Condition’s being satisfied.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of the Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

(d) Subject to the Fundamental Change Repurchase Condition’s being satisfied, repurchases of Notes under this Section 9.01 shall be made, at the option of the Holder of the Notes thereof, upon:

(i) delivery to the Paying Agent by a Holder of the Notes of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached to this Supplemental Indenture as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Notes of the Fundamental Change Repurchase Price therefor.

(e) The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Holder must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder of the Notes delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if later, the date on which the Fundamental Change Repurchase Price is paid) by delivery of a written notice of withdrawal to the Paying Agent (or, in the case of a Global Note, by complying with the Applicable Procedures) in accordance with Section 9.02.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(f) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders of the Notes upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Paying Agent will promptly return to the respective Holders of the Notes thereof any Certificated Notes held by it during the acceleration of the Notes, or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn (or, in the case of a Global Note, the relevant repurchase request shall be deemed withdrawn).

Section 9.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if the Fundamental Change Repurchase Price is not paid on such date, any time thereafter until the Fundamental Change Repurchase Price has been paid), specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice which portion must be in principal amounts of $1,000 or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the relevant repurchase request may be withdrawn in compliance with the Applicable Procedures.

Section 9.03. Deposit of Fundamental Change Repurchase Price.

(a) Subject to the Fundamental Change Repurchase Condition being satisfied, the Issuer shall deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer) and the Fundamental Change Repurchase Condition’s being satisfied, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder of the Notes has satisfied the conditions in Section 9.01) and the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date then:

(i) such Notes shall cease to be Outstanding;

(ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(iii) all other rights of the Holders of such Notes will terminate (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) in the case of a Fundamental Change Repurchase Date between a Regular Record Date and the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c) Upon surrender of a Certificated Note that is to be repurchased in part pursuant to Section 9.01, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered, without payment of any service charge.

Section 9.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Company Notice, the Issuer shall, if required:

(a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10

SUBORDINATION

Section 10.01. Inapplicability of Article XV of the Base Indenture. Article XV of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Article XV of the Base Indenture, and all references in the Base Indenture to Article XV thereof shall instead, with respect to the Notes, be deemed to be references to this Article 10.

Section 10.02. Agreement to Subordinate. The payment of principal of and interest on, the Fundamental Change Repurchase Price (if applicable) of, or any cash portion of the applicable Settlement Amount (in the case of Cash Settlement or Combination Settlement) due upon conversion of, the Notes is subordinated, to the extent and in the manner provided herein, to the prior payment in full, in cash or other payment satisfactory to the holders of the Senior Indebtedness, of all of the Senior Indebtedness. The subordination provisions in this Article 10 are for the benefit of, and enforceable by, the holders of Senior Indebtedness.

Section 10.03. Liquidation, Dissolution, Bankruptcy. The holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all obligations due in respect of such Senior Indebtedness, including all interest accrued or accruing on Senior Indebtedness after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the rate specified in the applicable Senior Indebtedness (including, without limitation, any rate specified in the applicable Senior Indebtedness applicable upon default), whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Indebtedness (only such payment constituting “payment in full”), before Holders will be entitled to receive any payment of principal of or interest on, the Fundamental Change Repurchase Price (if applicable) of, or any cash portion of the applicable Settlement Amount (in the case of Cash Settlement or Combination Settlement) due upon conversion of, the Notes, in the event of any distribution or payment to creditors of the Issuer:

(a) in a total or partial liquidation or dissolution of the Issuer;

(b) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(c) in an assignment for the benefit of creditors of the Issuer; or

(d) in any marshaling of the assets and liabilities of the Issuer.

Notwithstanding the foregoing, the right of Holders of the Notes to receive any distributions, which (x) are provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable Bankruptcy Law relating to the Issuer or (y) take the form of equity interests of the Issuer or indebtedness of the Issuer that is subordinated in right of payment to all Senior Indebtedness then outstanding to at least the same extent as the Notes, shall not be subordinated to the prior payment of any Senior Indebtedness or otherwise subject to the subordination provisions in this Article 10, and none of the Holders of the Notes shall be obligated to pay over any such distributions to any holder of Senior Indebtedness.

Section 10.04. Default on Designated Senior Indebtedness.

(a) The Issuer shall not pay the principal of or interest on, the Fundamental Change Repurchase Price (if applicable) of, or any cash portion of the applicable Settlement Amount (in the case of Cash Settlement or Combination Settlement) due upon conversion of, the Notes and shall not acquire for cash (collectively, “pay the Notes”) if:

(i) at the time any Designated Senior Indebtedness has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived (a “Payment Default”); or

(ii) any other default (a “Nonpayment Default”) with respect to any series of Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period occurs and is continuing, and the Issuer and the Trustee have received from holders of the Designated Senior Indebtedness a written notice of default and an election to effect a payment blockage pursuant to this Section 10.04 (a “Payment Blockage Notice”).

(b) The Issuer shall resume payment on the Notes and may acquire the Notes for cash:

(i) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived; and

(ii) in the case of a Nonpayment Default, upon the earlier of (A) the date on which such Nonpayment Default is cured or waived, the Payment Blockage Notice has been rescinded or the relevant Senior Indebtedness has been repaid or (B) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No Nonpayment Default which existed or was continuing on the date of delivery of any Payment Blockage Notice to the Issuer and the Trustee may be made the basis for a subsequent Payment Blockage Notice, unless such Nonpayment Default has been cured or waived for a period of not less than 90 consecutive days.

Section 10.05. Distribution to be Paid Over. If a payment or other distribution is made to the Trustee or the Holders of the Notes that because of the subordination provisions in this Article 10 should not have been made to them, the Trustee or the Holders of the Notes, as the case may be, that receive such distribution shall hold it in trust for holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or the Holders of the Notes, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness.

Section 10.06. Notice of an Acceleration of Notes. The Issuer shall promptly notify holders of the Senior Indebtedness if payment on the Notes is accelerated because of an Event of Default.

Section 10.07. Subrogation. After all Senior Indebtedness has been paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive payments in respect of the Senior Indebtedness. Payments to holders of Senior Indebtedness as a result of the subordination provisions in this Article 10 do not constitute, as between the Issuer and Holders of the Notes, payments by the Issuer on the Notes.

Section 10.08. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. The subordination provisions in this Article 10 define the relative rights of Holders and holders of Senior Indebtedness and do not impair, as between the Issuer and Holders of the Notes, the Issuer’s obligation, which is absolute and unconditional, to pay principal of and interest on, the Fundamental Change Repurchase Price (if applicable) of, or any cash portion of the applicable Settlement Amount (in the case of Cash Settlement or Combination Settlement) due upon conversion of, the Notes, in accordance with their terms. The failure to make a payment pursuant to the Notes by reason of such subordination provisions does not prevent the occurrence of a Default, nor do such subordination provisions have any effect on the right of the Holders of the Notes or the Trustee to accelerate the maturity of the Notes upon an Event of Default or prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of the Notes.

Section 10.09. Subordination May Not Be Impaired By Issuer. No right of any holder of Senior Indebtedness to enforce the subordination of the Notes will be impaired by any act or failure to act by the Issuer or by its failure to comply with the Indenture.

Section 10.10. Rights of the Trustee.

(a) The Trustee may continue to make payments on the Notes and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it from the Issuer or a holder of Senior Indebtedness that payments may not be made under this Article 10.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights, including rights under this Article 10, it would have if it were not Trustee. Nothing in this Article 10 applies to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Base Indenture.

Section 10.11. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Indebtedness. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Indebtedness pursuant to the agreements governing such Senior Indebtedness, notices or consents under the Indenture from holders of such Senior Indebtedness may be given only by their representative.

Section 10.12. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Indebtedness, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Indebtedness pursuant to this Article 10, the Trustee and the Holders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.03 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Holders, or information provided by the holders of Senior Indebtedness. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

Section 10.13. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 10.03.

Section 10.14. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and will not be liable to any such holders if it mistakenly pays over or distributes to Holders, or to the Issuer or any other Person, any money or assets to which holders of Senior Indebtedness are entitled by virtue of this Article 10.

Section 10.15. Reliance by Holder of Senior Indebtedness on Subordination Provisions; No Waiver.

(a) Each Holder by accepting a Note acknowledges and agrees that the subordination provisions in this Article 10 are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether created or acquired before or after the Issue Date, to acquire or to hold such Senior Indebtedness, and each holder of Senior Indebtedness will be deemed conclusively to have relied on such subordination provisions in acquiring and holding such Senior Indebtedness.

(b) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring any liability or responsibility to the Holders of the Notes, and without impairing the rights of holders of Senior Indebtedness under the subordination provisions in this Article 10, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

(3) release any Person liable in any manner for the payment of Senior Indebtedness; or

(4) exercise or refrain from exercising any rights against the Issuer and any other Person.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Governing Law. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.02. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.03. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent (if other than the Issuer), any authenticating agent, any Security Registrar and their successors hereunder, the Holders of the Notes or the holders of Senior Indebtedness, to the extent set forth in Article 10, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 11.04. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.05. Supplemental Indenture May be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.06. Severability. In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07. Miscellaneous Amendments Under Base Indenture; Ratification of Base Indenture.

(a) With respect to the Notes, Section 1005 and Articles XI, XII, XIII, XIV and XVI of the Base Indenture shall be deemed deleted, and shall have no force or effect. The Notes shall not be redeemable at the Issuer’s option, no sinking fund is provided for the Notes and the Notes shall not be subject to defeasance of any kind.

(b) Except as amended by this Supplemental Indenture with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Issuer and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Security Registrar or Conversion Agent hereunder, as if set forth herein in full.

Section 11.08. Calculations. The Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, VWAPs, accrued interest payable on the Notes and the Conversion Rate. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of the Notes. The Issuer shall provide a schedule of its calculations to the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Issuer. None of the Trustee, Conversion Agent or Paying Agent shall be responsible or liable for the calculations of the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ Charles E. Cauthen
Name: Charles E. Cauthen
Title: Chief Operating Officer and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

2

WALTER INVESTMENT MANAGEMENT CORP.

4.50% Convertible Senior Subordinated Note due 2019

No. [ ]	[Initially] $[ ]

CUSIP No. 93317W AA0

Walter Investment Management Corp., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [            ]1[CEDE & CO.]2, or registered assigns, the principal sum of $            [or such other amount reflected on the books and records of the Depositary and the Trustee, in accordance with the Indenture]3, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $290,000,000 in aggregate at any time, [in accordance with the rules and procedures of the Depositary,]4 on November 1, 2019, and interest thereon as set forth below.

This Note shall bear cash interest at the rate of 4.50% per year from the Issue Date, or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until November 1, 2019. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2013, to Holders of record of the Notes at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Additional Interest may be payable as set forth in the Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

[The Issuer shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.]5 As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency at its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.

[1]	Include for Certificated Note.

[2]	Include for Global Note.

[3]	Include for Global Note.

[4]	Include for Global Note.

[5]	Include for Global Note.

3

Subject to the terms and conditions of the Indenture, this Note shall be subordinated in right of payment to all Senior Indebtedness then outstanding.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance, with the law of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

WALTER INVESTMENT MANAGEMENT CORP.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

By:
Authorized Signatory

5

[FORM OF REVERSE OF NOTE]

WALTER INVESTMENT MANAGEMENT CORP.

4.50% Convertible Senior Subordinated Note due 2019

This Note is one of a duly authorized issue of Securities of the Issuer, designated as its 4.50% Convertible Senior Subordinated Notes due 2019 (the “Notes”), initially limited to the aggregate principal amount of $290,000,000, all issued under and pursuant to a Subordinated Indenture dated as of January 13, 2012 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of October 23, 2012 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default (other than an Event of Default on account of certain bankruptcy events with respect to the Issuer), as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. If an Event of Default occurs relating to certain bankruptcy events with respect to the Issuer, the principal of, and interest on, all Notes shall become immediately due and payable without requiring any declaration or other action by the Trustee or any Holder.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on any Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, (i) to pay

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the principal of, and accrued and unpaid interest on, and the Settlement Amount due upon conversion of, this Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money or other consideration, as the case may be, herein prescribed, (ii) to pay the Fundamental Change Repurchase Price on any Fundamental Change Repurchase Date, if the Fundamental Change Repurchase Condition has been satisfied, or (iii) to ensure that the Fundamental Change Repurchase Condition has been satisfied prior to any Fundamental Change Repurchase Date.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall not be redeemable at the Issuer’s option.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price, as long as the Fundamental Change Repurchase Condition has been satisfied.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:    Walter Investment Management Corp.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Notes hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:    Walter Investment Management Corp.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Walter Investment Management Corp. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and, as long as the Fundamental Change Repurchase Condition has been satisfied, requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                          hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

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